Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Grafiti Holding Inc. and Subsidiaries (the “Company”, “Spinco”, “Grafiti”, or “Pubco”) and Damon Motors Inc. (“Damon”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this Form 8-K.

The historical financial information of Damon was derived from the unaudited condensed consolidated financial statements of Damon as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Damon as of and for the year ended June 30, 2024, included in our filings with the Securities and Exchange Commission (“SEC”). The historical financial information of Grafiti consists of carve-out financial statements of Grafiti limited (“Grafiti UK”), as Grafiti is the parent non-operating holding company of Grafiti UK, and the operations of Grafiti following the carve-out from XTI (defined below). The unaudited pro forma financial information has been prepared utilizing the unaudited carve-out financial statements of Grafiti UK, adjusted to reflect the equity structure of Grafiti and the reorganization as a result of the spin-off of Grafiti from XTI Aerospace, Inc., (“XTI”, formerly known as Inpixon) for all operating results prior to December 27, 2023, as incorporated in the financial statements of Grafiti as of and for the year ended June 30, 2024. The historical financial information of Grafiti was derived from the unaudited condensed consolidated financial statements of Grafiti as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Grafiti as of and for the year ended June 30, 2024, included in our filings with the SEC. The unaudited pro forma financial information has been prepared on a basis consistent with the financial statements of Damon and Grafiti, respectively. This information should be read together with the financial statements of Damon and related notes as well as the financial statements of Grafiti and related notes, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Damon” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Grafiti” other information included in this Form 8-K, as applicable. The unaudited pro forma condensed combined and consolidated financial information is prepared using the reporting currency of the United States Dollar.

The Business Combination was accounted for using the acquisition method (as a reverse acquisition), with goodwill and other identifiable intangible assets recorded in accordance with accounting principles generally accepted in the United States (“US GAAP” or “GAAP”), as applicable. Under this method of accounting, Grafiti is treated as the “acquired” company for financial reporting purposes. Damon was determined to be the accounting acquirer because after the Business Combination, Damon will control the Board of Directors, management of the combined company, and the preexisting shareholders of Damon have majority voting rights of the combined company. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. Under the acquisition method of accounting (as a reverse acquisition), Damon’s assets and liabilities were recorded at carrying value and the assets and liabilities associated with Grafiti were recorded at estimated fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, was recognized as goodwill. Significant estimates and assumptions were used in determining the preliminary purchase price allocation reflected in the unaudited pro forma condensed combined and consolidated financial statements. The process of valuing the net assets of Grafiti immediately prior to the Business Combination for purposes of presentation within this unaudited pro forma condensed combined and consolidated financial information is preliminary. As the unaudited pro forma condensed combined and consolidated financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024 combines the historical balance sheets of Damon and Grafiti on a pro forma basis as if the Business Combination and related transactions had been consummated on September 30, 2024. The unaudited pro forma condensed combined and consolidated statement of operations for the three months ended September 30, 2024, and for the year ended June 30, 2024 gives pro forma effect to the Business Combination and related transactions as if they had occurred on July 1, 2023, the beginning of the earliest period presented.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

Description of the Spin-Off

On October 23, 2023, XTI and Grafiti entered into a Separation & Distribution Agreement pursuant to which XTI contributed the assets and liabilities of Grafiti UK, a wholly owned subsidiary of XTI, to the then newly formed XTI wholly owned subsidiary Grafiti. Following this contribution, all outstanding shares of common stock of Grafiti owned by XTI were transferred to a newly-created liquidating trust, titled the Grafiti Holding Inc. Liquidating Trust (the “Trust”) which holds the Grafiti common shares for the benefit of the participating XTI shareholders and certain other XTI security holders of record as of December 27, 2023 (the “Record Date”) who are hereby entitled to participate in the spin-off distribution of Grafiti common shares following the effectiveness of the Form 10-12B registration statement which was declared effective by the U.S. Securities and Exchange Commission on November 12, 2024. On November 12, 2024, the Trust Shares were delivered to participating Parent securityholders, on a pro rata at a ratio of 1 for 50 resulting in the distribution of 3,536,746 Trust Shares to participating Parent securityholders.

Description of the Business Combination Agreement

On October 23, 2023, a Business Combination Agreement was entered into by and among XTI, Grafiti, 1444842 B.C. Ltd., a British Columbia corporation and a newly formed wholly-owned subsidiary of Grafiti (“Amalco Sub”), and Damon, pursuant to which Damon combined and merged with Amalco Sub with Damon continuing as the surviving entity.

The historical operations of Damon and Grafiti are the continued operations of Pubco, however, the historical operations of Grafiti will not form a material part of Pubco’s business. The surviving entity was renamed Damon Inc., and was approved for Direct Listing on the Nasdaq Global Market. The common shares of Damon Inc. are expected to begin trading under the ticker symbol “DMN” on the Nasdaq Global Market on November 18, 2024.

Pursuant to the Business Combination Agreement, each share of Damon common and preferred stock issued and outstanding immediately prior to the Effective Time were automatically converted into becoming the right to receive a number of shares of Pubco common stock (the “Consideration”).

Pursuant to the Business Combination Agreement, each warrant to purchase the common and preferred stock of Damon at the consummation of the Business Combination ceased to represent a right to acquire shares of Damon common and preferred stock and are assumed to be converted into warrants to purchase the common stock of Pubco.

Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Damon now own approximately 77.8% of the outstanding capital stock of Pubco and approximately 81.5% on a fully diluted basis. Following the consummation of the Business Combination, the holders of the historical outstanding capital stock of Grafiti now own approximately 22.2% of the outstanding capital stock of Pubco and approximately 18.5% on a fully dilutive basis.

XTI Aerospace Inc. Convertible Note

Immediately following the execution of the Business Combination Agreement, XTI Aerospace Inc. purchased a convertible note from Damon in an aggregate principal amount of $3,000,000 (the “Bridge Note”) together with the Bridge Note Warrant (as defined below) pursuant to a private placement, for a purchase price of $3,000,000. The Bridge Note has a 12% annual interest rate, payable in arrears on the maturity date of June 15, 2024. On June 15, 2024, Damon extended the maturity date of the Bridge Note to September 30, 2024. On September 11, 2024, Damon further extended the maturity date of the Bridge Note to October 31, 2024, subject to an additional tolling period of 30 days upon notice by Damon to the note holders, which was provided by Damon on October 31, 2024, anticipating that the Business Combination was going to be consummated in mid-November. The agreement states that the full principal balance and interest on the Bridge Note will automatically convert into common shares of Damon upon the public listing of Damon or a successor issuer thereof on a national securities exchange (a “Public Company Event”). The number of shares issued upon conversion due to a Public Company Event will equal the quotient obtained by dividing (x) the outstanding principal and unpaid accrued interest on the date of a Public Company Event (or within ten trading days of a direct listing), if any, by (y) the lesser of the then applicable conversion price or public company event conversion price. The Bridge Note contains customary covenants relating to Damon’s financials and operations. XTI received a five-year warrant to purchase 1,096,321 shares of Damon common stock in connection with the Bridge Note (“Bridge Note Warrant”) at an exercise price of $2.7364 as defined by the Bridge Note Warrant, in each case subject to adjustments for dividends, splits and subsequent equity sales by Damon. The Bridge Note Warrant contains a cashless exercise option if the warrant shares are not covered by an effective Form 8-K within 180 days following the consummation of the Public Company Event, and also a full ratchet price protection feature. Following the consummation of the Business Combination, the Bridge Note was converted into Pubco common stock upon its consummation and the Bridge Note Warrant became exercisable for Pubco common stock. As of September 30, 2024, the Bridge Note is included within the Convertible Notes balance on Damon’s historical balance sheet. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the conversion of these notes, as well as the Third Party Bridge Notes and Warrants discussed below, to common equity of Pubco at the close of the Business Combination in adjustment D in Note 4.

Third Party Bridge Notes and Warrants

Damon has issued convertible promissory notes of an aggregate principal amount of $25,189,772 with a fair value of $46,533,359 (“Third Party Bridge Notes”) and 6,061,918 warrants (“Third Party Bridge Note Warrants”) from third parties, inclusive of the Bridge Note from XTI. The Third Party Bridge Notes have terms consistent with the Bridge Note from XTI. The Third Party Bridge Notes have an interest rate of 12% per annum, payable in arrears on maturity, one year after the issuance date. Any principal which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by the applicable law from the due date thereof until the same is paid. The Third Party Bridge Notes have the same terms and conversions as all of the Company’s convertible notes issued subsequent to June 2023 which are also outstanding as of September 30, 2024 for Damon. Each warrant related to the Third Party Bridge Note Warrants is exercisable anytime for 1 common share of Damon common stock at an exercise price of $2.7364, which is equal to the quotient of the valuation cap of $125,000,000 and the diluted capitalization on the closing date of the Third Party Bridge Notes. The holder of the common share warrants can exercise the warrant either fully or partially at any time from issuance date until its expiry, 5 years from issuance date. The terms and conditions for the warrants issued subsequent to September 30, 2024, are the same as those issued by Damon during the three months ended September 30, 2024, and during the year ended June 30, 2024. Following the consummation of the Business Combination, the Third Party Bridge Notes were converted into Pubco common stock upon its consummation and the Third Party Bridge Note Warrants became exercisable for Pubco common stock. Of the Third Party Bridge Notes and Warrants, an aggregate principal amount of $24,639,772 in notes with a fair value of $46,294,751 and 5,860,925 warrants were issued prior to September 30, 2024. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for additional convertible promissory notes with aggregate gross proceeds of $550,000 and 200,993 of associated common share purchase warrants which were issued subsequent to September 30, 2024 (see adjustment A in Note 4).

Grafiti Promissory Note - Streeterville Capital, LLC

On June 26, 2024, Grafiti and Streeterville Capital, LLC (“Streeterville”) entered into a promissory note agreement (the “Grafiti Promissory Note”) for an amount up to $6,470,000 bearing an interest rate of 10% per annum and due 18 months after the issue date. In connection with the close of the Business Combination, Streeterville will pay an aggregate amount of $5,000,000 in consideration for the Promissory Note of which $1,300,000 was sent directly to Grafiti, $550,000 was sent directly to Damon (see ‘Grafiti Holding Note - Damon Motors Inc.’ below) and $3,500,000 was initially sent to an escrow account. Of the remaining $1,470,000 under the Promissory Note, $1,450,000 relates to original issue discount (“OID”) and $20,000 relates to issuance costs to cover legal, accounting, due diligence, monitoring and other transaction costs. Streeterville will be unconditionally obligated to release to Pubco the amount held in escrow upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange. On September 18, 2024, Grafiti and Streeterville executed an amendment to the escrow agreement that allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, an additional $350,000 was released to Grafiti from the escrow account, of which $200,000 was loaned to Damon on that date and will eliminate along with the remainder of the promissory note accounted for within the pro forma adjustment J in Note 4. As of September 30, 2024, Grafiti included the amount of proceeds received from Streeterville (amount not held in escrow) in its ‘Long-term debt, net’ financial statement line item, net of the pro rated OID and issuance costs, at an amount of $1,974,316. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the $3,150,000 remaining in escrow as of September 30, 2024 which will soon be released to the combined Company following the consummation of the merger (see adjustment C in Note 4).

Grafiti Holding Note - Damon Motors Inc.

On June 26, 2024, concurrent with the Grafiti and Streeterville Capital, LLC promissory note described above, Grafiti Holding purchased from Damon the Grafiti Holding Note with an original principal amount of $350,000 (the “Grafiti Holding Note”). In accordance with the terms of the Grafiti Holding Note, Grafiti Holding must loan to Damon, at Damon’s request, additional funds up to an aggregate principal amount, including the original principal amount, of $1,000,000. The Grafiti Holding Note accrues interest at a rate of 10% per year. The debt and accrued and unpaid interest is due and payable the earlier of (a) December 31, 2024, (b) when declared due and payable by Grafiti upon the occurrence of an event of default, or (c) within three business days following termination of the Damon Business Combination Agreement. Concurrent with the original principal amount provided to Damon, Grafiti also loaned an additional $200,000 to Damon on June 28, 2024. On July 3, 2024, Damon received an additional loan under the note in the aggregate amount of $396,000. On September 25, 2024, Damon and Grafiti amended the note agreement to increase the maximum aggregate principal amount able to be funded from $1,000,000 to $1,150,000. On the same date, Grafiti loaned Damon an additional $200,000. As of September 30, 2024, the principal balance of the Grafiti Holding Note was $1,146,000 with interest accrued of $24,614.

The aggregate amount of $1,170,614 is included on the Damon September 30, 2024 balance sheet within the ‘Current portion of debt’ financial statement line item. Grafiti carried the loan receivable from Damon in connection with this agreement on its September 30, 2024 balance sheet at an amount of $907,897, which is net of the allowance for credit losses of $238,103, and recorded the related loan interest receivable of $24,614 within the ‘Prepaid expenses and other current assets’ financial statement line item. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for the elimination of the proceeds loaned from Grafiti to Damon, inclusive of the interest accrued through September 30, 2024, to account for the impact of this agreement following the close of the Business Combination (see adjustment J in Note 4).

Third Party Subordinate Promissory Notes

On August 5, 2024, and August 11, 2024, Damon issued promissory notes to arms-length parties both with principal amounts of $364,650 (CAD$500,000). The August 5, 2024, note is secured against future Scientific Research and Experimental Development (“SR&ED”) tax credit refunds expected to be received from 2024 year-end tax returns for 2024 submitted to the Canadian Revenue Authority (“CRA”). The August 11, 2024, note is secured against substantially all of the assets of Damon and ranks pari passu with the note issued on August 6, 2024, and both promissory notes issued in August are ranked in subordination to the Promissory Note agreement entered into with Streeterville. Both promissory notes (the “Subordinate Promissory Notes”) accrue interest at a rate of 3% per month and mature on or before November 15, 2024. These notes are included within the ‘Current portion of debt’ in Damon’s historical balance sheet and remain in the unaudited pro forma condensed combined and consolidated financial statements as of September 30, 2024.

Third Party Short-Term Promissory Note

On October 9, 2024, the Company issued a promissory note to arms-length parties with a principal amount of $200,000, net of the OID of $12,500. The note accrues interest at a rate of 12% per annum and shall become due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event. The liquidity event refers to the consummation of the Business Combination with Grafiti, following which Damon will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq, as discussed above. The unaudited pro forma condensed combined and consolidated financial statements include a pro forma adjustment for these additional promissory notes issued with aggregate proceeds of $200,000, net of issuance costs of $12,500 (see adjustments B and BB, respectively, in Note 4).

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2024

	Grafiti (Historical)	Damon (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current Assets
Cash	$175,292	$113,549	$550,000	A	$3,150,000	C	$3,538,841
			200,000	B	(650,000)	G
Accounts receivable, net of allowances	55,865	—	—		—		55,865
Note receivable, net of $238,103 allowance for credit losses	907,897	—	—		(907,897)	J	—
Funding receivable	—	1,004,022	—		—		1,004,022
Prepaid expenses and other current assets	101,335	115,806	—		(24,614)	J	192,527
Total Current Assets	1,240,389	1,233,377	750,000		1,567,489		4,791,255

Premises lease deposits	—	127,309	—		—		127,309
Property and equipment, net	2,276	941,807	—		—		944,083
Goodwill	—	—	—		2,216,491	I	2,216,491
Customer list	—	—	—		80,000	I	80,000
Other assets	265	—	—		—		265
Total Assets	$1,242,930	$2,302,493	$750,000		$3,863,980		$8,159,403

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	$1,076,638	$6,657,291	$—		$357,000	G	$9,590,929
					1,500,000	G
Customer deposits	—	476,404	—		—		476,404
Current portion of operating lease liabilities	—	363,640	—		—		363,640
Current portion of finance lease liabilities	—	7,329	—		—		7,329
Current portion of debt	—	2,507,214	—		(1,170,614)	J	1,336,600
Deferred revenue	151,377	—	—		—		151,377
Promissory note - current, net of $12,500 unamortized discount	—	—	200,000	B	—		200,000
Convertible notes	—	46,294,751	238,608	A	(46,533,359)	D	—
Total Current Liabilities	1,228,015	56,306,629	438,608		(45,846,973)		12,126,279

Non-current portion of operating lease liabilities	—	175,493	—		—		175,493
Non-current portion of finance lease liabilities	—	178,008	—		—		178,008
Long-term debt, net	1,974,316	—	—		3,150,000	C	5,124,316
Other non-current liabilities	—	—	—		1,000,000	G	1,000,000
Total Liabilities	3,202,331	56,660,130	438,608		(41,696,973)		18,604,096

Stockholders’ Equity (Deficit)
Preferred shares without par value, unlimited shares authorized, 16,758,528 shares issued and outstanding as of September 30, 2024	—	71,590,087	—		(71,590,087)	F	—
Common Stock - 4,615,384 shares authorized, issued and outstanding as of September 30, 2024	743,637	—	—		(743,637)	E	—
Common shares without par value, unlimited shares authorized 13,761,506 shares issued and outstanding as of September 30, 2024	—	5,138,751	—		46,533,359	D	124,599,287
					1,371,115	E
					71,590,087	F
					1,000,000	G
					(3,330,516)	H
					2,296,491	I
Additional paid-in capital	627,478	16,933,294	311,392	A	(627,478)	E	17,244,686
Accumulated other comprehensive (loss) income	(11,050)	—	—		11,050	H	—
Accumulated deficit	(3,319,466)	(148,019,769)	—		(357,000)	G	(152,288,666)
					(2,500,000)	G
					(1,650,000)	G
					3,319,466	H
					238,103	J
Total Stockholders’ Equity (Deficit)	(1,959,401)	(54,357,637)	311,392		45,560,953		(10,444,693)
Total Liabilities and Stockholders’ Equity	$1,242,930	$2,302,493	$750,000		$3,863,980		$8,159,403

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024

	Grafiti (Historical)	Damon (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$101,969	$—	$—		$—		$101,969
Cost of Revenues	39,647	—	—		—		39,647
Gross Profit	62,322	—	—		—		62,322

Operating Expenses:
Research and development	—	57,221	—		—		57,221
Sales and marketing	43,322	174,166	—		—		217,488
Depreciation	—	67,248	—		—		67,248
General and administrative	224,614	790,027	—		—		1,014,641
Transaction costs	1,085,297	748,541	—		—		1,833,838
Amortization of intangibles	—	—	—		4,000	EE	4,000
Provision for credit losses	129,535	—	—		(129,535)	HH	—
Foreign currency transaction loss	—	62,738	—		—		62,738
Total Operating Expenses	1,482,768	1,899,941	—		(125,535)		3,257,174
Loss from Operations	(1,420,446)	(1,899,941)	—		125,535		(3,194,852)

Other Income (Expense):
Interest (expense)/income, net	(144,094)	—	—		—		(144,094)
Change in fair value of financial liabilities	—	(4,657,388)	—		4,657,388	DD	—
Finance expense	—	(854,846)	(16,500)	AA	755,494	FF	(353,227)
			(6,375)	BB	(152,250)	GG
			—		(78,750)	GG
Total Other Income (Expense)	(144,094)	(5,512,234)	(22,875)		5,181,882		(497,321)

Loss before tax	(1,564,540)	(7,412,175)	(22,875)		5,307,417		(3,692,173)
Income tax provision	—	—	—		—		—
Net Loss	$(1,564,540)	$(7,412,175)	$(22,875)		$5,307,417		$(3,692,173)

Net Loss Per Share - Basic and Diluted
Basic and Diluted	(0.39)	(0.54)					(0.18)

Weighted Average Shares Outstanding
Basic and Diluted	4,006,706	13,745,886					20,767,746

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2024

	Grafiti (Historical)	Damon (Historical)	Subsequent Financing Transactions		Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$336,562	$—	$—		$—		$336,562
Cost of Revenues	82,084	—	—		—		82,084
Gross Profit	254,478	—	—		—		254,478

Operating Expenses:
Research and development	—	4,550,229	—		—		4,550,229
Sales and marketing	174,061	986,137	—		—		1,160,198
Depreciation	—	303,424	—		—		303,424
General and administrative	402,625	4,296,231	—		—		4,698,856
Gain from release of lease obligation, net	—	(42,297)	—		—		(42,297)
Share based compensation	627,478	—	—		—		627,478
Transaction costs	280,789	1,626,519	—		4,507,000	CC	6,414,308
Amortization of intangibles	—	—	—		16,000	EE	16,000
Provision for credit losses	108,568	—	—		(108,568)	HH	—
Foreign currency transaction (gain)	—	(235,871)	—		—		(235,871)
Total Operating Expenses	1,593,521	11,484,372	—		4,414,432		17,492,325
Loss from Operations	(1,339,043)	(11,484,372)	$—		(4,414,432)		(17,237,847)

Other Income (Expense):
Change in fair value of financial liabilities	—	(18,424,992)	—		18,424,992	DD	—
Loss on debt settlement	—	(785,377)	—		—		(785,377)
Finance expense	(9,314)	(3,273,507)	(66,000)	AA	1,859,574	FF	(2,451,247)
			(25,500)	BB	(609,000)	GG.
			(12,500)	BB	(315,000)	GG
Total Other Income (Expense)	(9,314)	(22,483,876)	(104,000)		19,360,566		(3,236,624)

Loss before tax	(1,348,357)	(33,968,248)	(104,000)		14,946,134		(20,474,471)
Income tax provision	—	—	—		—		—
Net Loss	$(1,348,357)	$(33,968,248)	$(104,000)		$14,946,134		$(20,474,471)

Net Loss Per Share - Basic and Diluted
Basic and Diluted	(0.37)	(2.79)					(0.99)

Weighted Average Shares Outstanding
Basic and Diluted	3,600,001	12,180,571					20,767,746

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the spin-off and the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the spin-off and the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Damon and Grafiti.

Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet & Unaudited Pro Forma Pro Forma Condensed Combined and Consolidated Statement of Operations

The historical financial information of Damon was derived from the unaudited condensed consolidated financial statements of Damon as of and for the three months ended September 30, 2024, and the audited consolidated financial statements of Damon as of and for the year ended June 30, 2024, included elsewhere in this Form 8-K. The historical financial information of Grafiti consists of the carve-out financial statements of Grafiti UK, as Grafiti is the parent non-operating holding company of Grafiti UK and the operations of Grafiti following the carve-out from XTI on December 27, 2023, and was derived from the unaudited condensed consolidated financial statements of Grafiti as of and for the three months ended September 30, 2024, and the audited financial statements of Grafiti as of and for the year ended June 30, 2024, included elsewhere in this Form 8-K. See Note 4 for further information regarding the pro forma adjustments contemplated in calculating the unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024, and unaudited pro forma condensed combined and consolidated statement of operations for the three months ended September 30, 2024, and for the year ended June 30, 2024.

Note 2. Accounting Policies and Reclassifications

Following the consummation of the Business Combination, management will now perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Pubco. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

Note 3. Estimated Purchase Price Consideration

Estimated purchase price of $337,090 related to the Business Combination is comprised of the following components:

Equity consideration	$337,090
Total consideration	$337,090

The estimated fair value of common stock of $337,090 included in the total equity consideration is based on the income and market approach valuation methods. The valuation takes the average value of the discounted cash flow analysis under the income approach, guideline trading multiples under the market approach, and guideline transaction multiples under the market approach.

The Business Combination is considered a reverse acquisition. As such, the acquisition-date fair value of the consideration transferred is calculated based on the number of equity interests Damon would have had to issue to shareholders of Grafiti to obtain the same ownership interest in Pubco. Any excess of the consideration transferred was allocated to goodwill as shown in adjustment I.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only. The Company includes subsequent financing transactions and transaction accounting adjustments in the unaudited pro forma condensed combined and consolidated financial information as if they had occurred as of September 30, 2024.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of Pubco Common Stock outstanding, assuming the Business Combination and related transactions occurred on July 1, 2023.

Adjustments related to Subsequent Financing Transactions of Grafiti and Damon to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The pro forma adjustments for subsequent financing transactions represent significant transactions completed by Grafiti and Damon subsequent to September 30, 2024 as follows:

A. To account for Damon’s issuance of convertible promissory notes that were issued with an aggregate total of 200,993 warrant shares on October 8, 2024 and October 18, 2024, and aggregate gross proceeds received of $550,000. The convertible notes consist of funding from certain investors who were issued common share purchase warrants to subscribe for and purchase Damon common shares that were entered into subsequent to September 30, 2024, and were determined to be equity-classified warrants. The convertible notes are expected to be converted to equity at the close of the Business Combination and are subsequently accounted for within the pro forma adjustment in Note D. At inception, the proceeds were allocated between the convertible notes issued and the associated warrants based on the residual method. The fair value of the warrants was determined to be $311,392 which was recorded within the ‘Additional paid-in capital’ financial statement line item, and the residual of $238,608 was allocated to the value of the convertible notes and recorded within the ‘Convertible notes’ financial statement line item.

B. To record proceeds received, net of issuance costs of $12,500, from the promissory note issued by Damon on October 9, 2024 in the amount of $200,000. The note accrues interest at a rate of 12% per annum and becomes due and payable in full on the earlier of (i) 60 days from the funds are advanced; or (ii) five (5) business days following the completion of the liquidity event1 (see Note BB).

[1]	A liquidity event is defined as the business combination with Grafiti Holding Inc (“Grafiti”), following which Damon will become a wholly owned subsidiary of Grafiti and Grafiti’s securities will become listed and trading on the Nasdaq.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of September 30, 2024 are as follows:

C. To record proceeds of $3,150,000, net of the pro rated OID, for Grafiti in connection with the Grafiti Promissory Note dated June 26, 2024, whereby $3,500,000 of the initial principal amount was placed into escrow to be released to PubCo at the close of the Business Combination. On September 18, 2024, Grafiti and Streeterville executed an amendment to the escrow agreement that allows for the release of funds at the discretion of the investor even if the funding conditions have not been satisfied. On September 23, 2024, $350,000 of the amount held in escrow was released to Grafiti, of which $200,000 was loaned to Damon on that date and will eliminate along with the remainder of the promissory note accounted for within the pro forma adjustment in Note J. The note bears interest at an annual rate of 10% and the note shall be due 18 months after the close of the Business Combination. The $1,850,000 of aggregate proceeds to-date were received by Grafiti prior to September 30, 2024, and therefore the related obligation is included in the ‘Long-term debt’ financial statement line item on Grafiti’s September 30, 2024 balance sheet at an amount of $1,974,316, which is net of the unamortized pro rated OID and issuance costs.

D. To convert all of Damon’s convertible notes outstanding as of September 30, 2024 and those related to subsequent financing transactions described above, inclusive of $755,494 of accrued interest thereon (see adjustment in Note FF), and the related warrants issued to common equity of Pubco at the close of the Business Combination, which had a total fair value of $46,533,359 when aggregated as of September 30, 2024. The previously incurred losses recognized for these instruments due to their change in fair value for both the three months ended September 30, 2024, and year ended June 30, 2024, is accounted for within the pro forma adjustment in Note DD.

E. To convert all of Grafiti’s common stock of $1,371,115 to common equity of Pubco at the close of the Business Combination, which is inclusive of the $627,478 of share-based compensation expense recorded to Additional paid-in capital of Grafiti for its stock options which were granted on June 11, 2024 and were exercised on various dates between August 21, 2024 and September 4, 2024.

F. To convert all Damon’s Preferred Shares of $71,590,087 to common equity of Pubco at the close of the Business Combination.

G. Represents the amount of total estimated transaction costs expected which were expensed at the close of the Business Combination of $4,507,000, of which $357,000 and $4,150,000 was estimated to have been incurred by Grafiti and Damon in connection with the Business Combination, respectively. These costs are inclusive of costs related to the transaction (advisory, banking, printing, legal and accounting fees, as well as employee incentive amounts incurred in connection to the Business Combination).

Grafiti estimated transaction costs of $357,000 to be incurred subsequent to September 30, 2024 will be paid upon the agreed upon payment terms with the third parties and the adjustment is recorded within ‘Accounts payable and accrued liabilities’. Damon’s estimated transaction costs of $200,000 to be incurred subsequent to September 30, 2024 will be paid upon the agreed upon payment terms with the third parties and the adjustment is recorded within ‘Accounts payable and accrued liabilities’;

$1,300,000 in costs are expected to be paid in registered securities in three installments starting 90 days following the close of the Business Combination and the adjustment is recorded within ‘Accounts payable and accrued liabilities’; $1,000,000 in costs are expected to be paid in cash thirteen months following the close of the Business Combination which is recorded within ‘Other non-current liabilities’ financial statement line item; $1,000,000 in costs were paid at the close of the Business Combination related to equity issuances of which the adjustment is recorded in ‘Common Shares without par value’ and costs for advisory fees of $650,000 that was paid immediately upon close of the Business Combination for which the adjustment is recorded within ‘Cash’.

H. Reflects the eliminations of Grafiti’s historical accumulated deficit and accumulated other comprehensive loss as an adjustment to additional paid-in capital as part of the reverse acquisition.

I. Represents adjustments for the estimated preliminary purchase price allocation for the Business Combination. The preliminary calculation of total consideration is presented below as if the Business Combination was consummated on September 30, 2024:

Fair Value
Equity consideration	$337,090
Total consideration	$337,090

Assets acquired:
Cash and cash equivalents	$175,292
Accounts receivable	55,865
Note receivable, net of $238,103 allowance for credit losses	907,897
Prepaid expenses and other current assets	101,335
Property and equipment	2,276
Other assets	265
Customer list	80,000
Goodwill	2,216,491
Total assets acquired	3,539,421

Liabilities assumed:
Accounts payable	972,125
Accrued liabilities	104,513
Deferred revenue	151,377
Fair value of debt assumed	1,974,316
Total liabilities assumed	3,202,331
Estimated fair value of net assets acquired	$337,090

In connection with the Business Combination, the Company will recognize approximately $80,000 of identifiable intangible assets and $2,216,491 of goodwill, which represents the excess purchase price over fair value of identifiable net assets acquired, pursuant to the preliminary purchase price allocation. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill or other intangible assets have become impaired, an accounting charge for impairment during the period in which the determination is made may be recognized. The goodwill is not anticipated to be deductible for tax purposes. In addition, the Company recorded an adjustment to common stock of $2,296,491 to reflect the value of the consideration for the transaction pursuant to the additional goodwill and intangible assets identified in the preliminary purchase price allocation.

Below is a summary of intangible assets identified and acquired in the Business Combination based on the preliminary purchase price allocation:

Identified Intangible Assets	Fair Value	Useful Life (Years)
Customer list	$80,000	5
Total	$80,000

J. Reflects the intercompany elimination of the promissory note secured by Damon from Grafiti, in connection with the Grafiti Promissory Note, following the close of the Business Combination. As of September 30, 2024, Damon had received $1,170,614, inclusive of the interest accrued, from Grafiti in connection with the promissory note agreement dated June 26, 2024. As of September 30, 2024, Grafiti carried a loan receivable of $907,897, net of the allowance for credit losses of $238,103, and interest receivable of $24,614 included in the ‘Prepaid expenses and other current assets’ financial statement line item, in connection with this agreement.

Adjustments related to Subsequent Financing Transactions of Grafiti and Damon to Unaudited Pro Forma Condensed Combined and Consolidated Statements of Operations

The adjustments related to subsequent financing transactions of Grafiti and Damon included in the unaudited pro forma condensed combined and consolidated statements of operations for the year ended June 30, 2024 and for the three months ended September 30, 2024 are as follows:

AA. To record interest incurred for the three months ended September 30, 2024, on Damon convertible promissory notes issued subsequent to September 30, 2024 disclosed in adjustment A for an amount of $16,500 assuming the convertible promissory notes had been issued on July 1, 2023. Additionally, to record interest incurred for the year ended June 30, 2024 on Damon convertible promissory notes issued subsequent to September 30, 2024 disclosed in adjustment A for an amount of $66,000 assuming the convertible promissory notes had been issued on July 1, 2023. This incremental interest expense is also eliminated with the previously incurred interest expense included in Damon’s consolidated statement of operations for the year ended June 30, 2024, through adjustment FF.

BB. To record interest incurred for the three months ended September 30, 2024 on Damon promissory notes issued subsequent to September 30, 2024 disclosed in adjustment B for an amount of $6,375, assuming the promissory notes had been issued on July 1, 2023. Additionally, to record interest incurred for the year ended June 30, 2024 on Damon promissory notes disclosed in adjustment B for an amount of $25,500, and the related issuance costs of $12,500, assuming the promissory notes had been issued on July 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended June 30, 2024 and for the three months ended September 30, 2024 are as follows:

CC. Reflects the estimated transaction costs of $4,507,000 to be expensed as if incurred on July 1, 2023, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations. This is a non-recurring item. Below represents a summary of the transaction costs associated with the Business Combination.

Grafiti Transaction Costs:
Third party fees (legal, accounting, investment, etc.)	$357,000
Estimated Grafiti transaction costs	357,000

Damon Transaction Costs:
Third party fees (legal, accounting, investment, etc.)	3,500,000
Advisory Fees	650,000
Estimated Damon transaction costs	4,150,000
Total Estimated Transaction Costs	$4,507,000

None of the transaction costs above have been incurred as of September 30, 2024. As such, $4,507,000 was expensed on the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2024. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.

DD. Represents adjustment to remove the loss due to the change in fair value related to Damon’s convertible notes and SAFE financial liabilities, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023. For the year ended June 30, 2024, Damon recorded a loss of $13,011,887, a loss of $592,543 for their convertible notes and SAFE financial liabilities, and a loss of $4,820,562 on warrant liabilities, respectively, for a total adjustment of $18,424,992. For the three months ended September 30, 2024, an adjustment for the loss incurred of $4,657,388 was also presented as the related instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023.

EE. Represents incremental adjustments to record amortization of intangible assets acquired as if the Business Combination had taken place on July 1, 2023. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the amortization expense for each period presented:

Identified Intangible Assets	Fair Value	Years of Amortization	For the Three Months Ended September 30, 2024	For the Year Ended June 30, 2024
Customer list	$80,000	5	$4,000	$16,000
Total amortization expense			$4,000	$16,000

FF. Represents adjustment to eliminate interest expense on the convertible notes outlined in adjustment A and adjustment AA for the three months ended September 30, 2024 and for the year ended June 30, 2024 of $755,494 and $1,859,574, respectively, as these instruments are assumed to have been converted into common equity as if the Business Combination had taken place on July 1, 2023.

GG. Represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $152,250; and (2) the interest incurred of $78,750 related to the amount held in escrow to be released to Pubco upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange under the terms of the Grafiti Promissory Note with Streeterville LLC as outlined in adjustment C for the three months ended September 30, 2024. Additionally, adjustment GG represents adjustment to record: (1) the amortization of the unamortized prorated debt discount and issuance costs of $609,000; and (2) the interest incurred of $315,000 related to the amount held in escrow to be released to Pubco upon completion of the certain Business Combination Agreement, and listing of the combined company on a national securities exchange under the terms of the Grafiti Promissory Note with Streeterville LLC as outlined in adjustment C for the year ended June 30, 2024.

HH. Represents an adjustment to eliminate the current expected credit loss provision recorded for the Grafiti Promissory Note loaned to Damon outlined in Adjustment J in the amounts of $129,535 and $108,568 for the three months ended September 30, 2024 and for the year ended June 30, 2024, respectively, as this financing will become an intercompany loan upon closing of the Business Combination.

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since July 1, 2023. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined and consolidated financial information has been prepared for the three months ended September 30, 2024 and for the year ended June 30, 2024:

	Three Months Ended September 30, 2024(1)	Year Ended June 30, 2024 (1)
Pro forma net loss	$(3,692,173)	$(20,474,471)
Weighted average shares outstanding - basic and diluted	20,767,746	20,767,746
Pro forma net loss per share - basic and diluted	$(0.18)	$(0.99)
Excluded securities:(2)(3)
Options	1,942,161	1,942,161
Warrants	2,186,498	2,186,498

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”
(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.
(3)	The potentially dilutive outstanding securities of Damon to be exchanged for securities of Pubco are adjusted to reflect the exchange ratio associated with the Business Combination.